                                                    EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Energy Focus, Inc. (the “Company”) for the quarterly period ended March 31, 2021 (the “Report”), I, James Tu, Executive Chairman and Chief Executive Officer of the Company and I, Tod A. Nestor, President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James Tu
James Tu Executive Chairman and Chief Executive Officer
Date:	May 13, 2021

/s/ Tod A. Nestor
Tod A. Nestor President and Chief Financial Officer
Date:	May 13, 2021

A signed original of this written statement required by Section 906 has been provided to Energy Focus, Inc. and will be retained by Energy Focus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.